Exhibit 99.1
SolarWinds Announces Second Quarter 2024 Results
AUSTIN, Texas - August 1, 2024 - SolarWinds Corporation (NYSE:SWI), a leading provider of simple, powerful, secure observability and IT management software, today reported results for its second quarter ended June 30, 2024.
Second Quarter Financial Highlights
•Total revenue for the second quarter of $193.3 million, representing 4% year-over-year growth, and total recurring revenue representing 93% of total revenue.
•Net income for the second quarter of $11.1 million.
•Adjusted EBITDA for the second quarter of $92.5 million, representing a margin of 48% of total revenue and 17% year-over-year growth.
•Subscription Annual Recurring Revenue (ARR) of $269.9 million, representing year-over-year growth of 36%, and Total ARR of $704.7 million, representing year-over-year growth of 7%.
Please see the tables below for a reconciliation of our GAAP to non-GAAP results.
“In Q2, we continued the momentum that we have been building over the last several quarters, exceeding the high end of our guidance for total revenue and adjusted EBITDA, and delivering our highest quarterly adjusted EBITDA of the past 15 quarters,” said SolarWinds President and Chief Executive Officer Sudhakar Ramakrishna. “I am proud of our team's focus on helping our customers to accelerate their business transformations through solutions built to improve their productivity while lowering complexity and costs. We look forward to continuing our focus on customer success and delivering great business results with our solutions.”
Recent Business Highlights
•In April, SolarWinds celebrated the 25th anniversary of its founding in Tulsa, Oklahoma in 1999.
•In the second quarter, the company announced enhancements to Plan Explorer®—natively built into SolarWinds SQL Sentry®—designed to help database pros improve their operations, performance, and business outcomes, and unveiled updates to SolarWinds Database Performance Analyzer (DPA), which delivers advanced support for PostgreSQL.
•In May, SolarWinds AI, a generative AI engine developed under its new AI by Design framework, debuted in SolarWinds Service Desk, the company’s ITSM solution.
•In June, SolarWinds announced the appointment of Lewis Black as its Executive Vice President, Chief Financial Officer to be effective in August 2024.
•Also in June, SolarWinds released the findings from its 2024 IT Trends Report, AI: Friend or Foe?, based on a survey of nearly 700 IT professionals about their views on artificial intelligence (AI).
Balance Sheet
At June 30, 2024, total cash and cash equivalents and short-term investments were $169.6 million, and total debt was $1.2 billion. The special cash dividend of $168.2 million declared in March was paid on April 15, 2024.
The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds’ use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
Financial Outlook
As of August 1, 2024, SolarWinds is providing its financial outlook for the third quarter and its updated financial outlook for the full year of 2024. The financial information below represents forward-looking non-GAAP financial information, including an estimate of adjusted EBITDA and non-GAAP diluted earnings per share. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes, amortization, certain expenses related to the cyberattack that occurred in December 2020 (the “Cyber Incident”), restructuring costs, and other costs related to non-recurring items. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Financial Outlook for Third Quarter of 2024
SolarWinds’ management currently expects to achieve the following results for the third quarter of 2024:
•Total revenue in the range of $191 to $196 million, representing growth of approximately 2% as compared to the third quarter of 2023 total revenue at the midpoint of the range.
•Adjusted EBITDA of approximately $90 to $93 million, representing growth of approximately 8% over the third quarter of 2023 adjusted EBITDA at the midpoint of the range.
•Non-GAAP diluted earnings per share of $0.24 to $0.26.
•Weighted average outstanding diluted shares of approximately 173.6 million.
Financial Outlook for Full Year of 2024
SolarWinds’ management currently expects to achieve the following results for the full year of 2024:
•Total revenue in the range of $778 to $788 million, representing growth of approximately 3% over the full year of 2023 total revenue at the midpoint of the range.
•Adjusted EBITDA of approximately $368 to $375 million, representing growth of approximately 13% over the full year of 2023 adjusted EBITDA at the midpoint of the range.
•Non-GAAP diluted earnings per share of $1.04 to $1.08.
•Weighted average outstanding diluted shares of approximately 173.8 million.
The conference call will provide additional details on the company's outlook.
Conference Call and Webcast
In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results, business and business outlook at 7:30 a.m. CT (8:30 a.m. ET/5:30 a.m. PT). A live webcast of the call and materials presented during the call will be available on the SolarWinds Investor Relations website at http://investors.solarwinds.com. A live dial-in will be available domestically at +1 (888) 510-2008 and internationally at +1 (646) 960-0306. To access the live call, please dial in 5-10 minutes before the scheduled start time and enter the conference passcode 2975715. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the third quarter and the full year 2024. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “project,” “intend,” “estimate,” “continue,” “may,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to the Cyber Incident, including with respect to (1) litigation and investigation risks related to the Cyber Incident, including as a result of the pending civil complaint filed by the Securities and Exchange Commission against us and our Chief Information Security Officer, including that we have and may continue to incur significant costs in defending ourselves and may be unsuccessful in doing so, resulting in exposure to potential penalties, judgements, fines, settlement-related costs and other costs and liabilities related thereto, (2) numerous financial, legal, reputational and other risks to us related to the Cyber Incident, including risks that the incident, SolarWinds’ response thereto or litigation related to the Cyber Incident has and may in the future result in the loss of business as a result of termination or non-renewal of agreements, or reduced purchases or upgrades of our products, reputational damage adversely affecting customer, partner, and vendor relationships and investor confidence, increased attrition of personnel and distraction of key and other personnel, indemnity obligations, damages for contractual breach, penalties for violation of applicable laws or regulations, significant costs for remediation, and the incurrence of other liabilities and risks related to the impact of any such costs and liabilities, and (3) the possibility that our steps to secure our internal environment, improve our product development environment, and ensure the security and integrity of the software that we deliver to our customers may not be successful or sufficient to protect against future threat actors or attacks, or be perceived by existing and prospective customers as sufficient to address the harm caused by the Cyber Incident; (b) other risks related to cybersecurity, including that we have experienced and may in the future experience other security incidents and have had and may in the future have vulnerabilities in our systems and services, including to a greater degree, with respect to our legacy products, which vulnerabilities have been and may in the future be exploited, whether through the actions or inactions of our employees, our customers, insider threats or otherwise, which may result in compromises or breaches of our and our customers’ systems or, theft or misappropriation of our and our customers’ confidential, proprietary or personal information, as well as exposure to legal and other liabilities, including the related risk of higher customer, employee and partner attrition and the loss of key personnel, as well as negative impacts to our sales, renewals and upgrades; (c) risks related to the evolving breadth of our sales motion and challenges, investments and additional costs associated with increased selling efforts toward enterprise customers and adopting a subscription first approach; (d) risks relating to increased investments in, and the timing and success of, our ongoing transformation from monitoring to observability; (e) risks related to any shifts in our revenue mix and the timing of how we recognize revenue as we transition to subscription; (f) risks related to using artificial intelligence (“AI”) in our business and our solutions, including risks related to evolving regulation of AI, machine learning and the receipt, collection, storage, processing and transfer of data as well as the threat of cyberattacks created through AI or leveraging AI; (g) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (h) any of the following factors either generally or as a result of the impacts of global macroeconomic conditions, including the wars in Israel and Ukraine, geopolitical tensions involving China, disruptions in the global supply chain and energy markets, inflation, uncertainty over liquidity concerns in the broader financial services industry and foreign currency exchange rates and their impact on the global economy or on our business operations and financial condition or on the business operations and financial conditions of our customers, their end-customers and our prospective customers: (1) reductions in information technology spending or delays in purchasing decisions by our customers, their end-customers and our prospective customers, (2) the inability to sell products to new customers or to sell additional products or upgrades to our existing customers or to convert our maintenance customers to subscription products, (3) any decline in our renewal or net retention rates or any delay or loss of U.S. government sales, (4) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (5) the timing and adoption of new products, product upgrades or pricing model changes by us or our competitors, (6) changes in interest rates, (7) risks associated with our international operations and any international expansion efforts and (8) ongoing sanctions and export controls; (i) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our infrastructure, product offerings and sales motion in order to support additional growth in our business; (j) our ability to compete effectively in the markets we serve and the risks of increased competition as we enter new markets; (k) our ability to attract, retain and motivate employees; (l) any violation of legal and regulatory requirements or any misconduct by our employees or partners; (m) risks associated with increased efforts and costs to comply with ongoing changes in applicable laws and regulations; (n) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (o) risks associated with our status as a controlled company; and (p) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 16, 2024, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 that SolarWinds anticipates filing on or before August 9, 2024. All information provided in this release is as of the date hereof, and SolarWinds undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
SolarWinds also believes that investors and securities analysts use these non-GAAP financial measures to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures, and the method by which their assets were acquired.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact calculation method between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance, excluding the effect of foreign currency rate fluctuations. To present this information, current period results for entities reporting in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of revenue to prior periods.
Non-GAAP Cost of Revenue and Non-GAAP Operating Income. We provide non-GAAP cost of revenue and non-GAAP operating income and related non-GAAP margins excluding such items as amortization of acquired intangible assets, stock-based compensation expense and related employer-paid payroll taxes, acquisition and other costs, restructuring costs, and Cyber Incident costs. Management believes these measures are useful for the following reasons:

•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions including our acquired technologies. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions, and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Acquisition and Other Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. In addition, we exclude certain other non-recurring costs, including internal investigation costs. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses we would not have otherwise incurred in the normal course of our organic business operations. We believe that providing these non-GAAP measures that exclude acquisition and other costs allows users of our financial statements to better review and understand the historical and current results of our operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Restructuring Costs. We provide non-GAAP information that excludes restructuring costs such as severance paid in connection with corporate restructuring activities, as well as costs related to the separation of employment with executives of the company. In addition, we exclude lease impairments and other costs incurred in connection with the exiting of certain leased facilities and other contracts as they relate to our corporate restructuring and exit activities. These costs are infrequent, inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Cyber Incident Costs. We exclude certain expenses resulting from the Cyber Incident. Expenses include costs to investigate and remediate the Cyber Incident, costs of lawsuits and investigations related thereto, including settlement costs and legal and other professional services, and estimated loss contingencies. Cyber Incident costs are provided net of insurance reimbursements, although the timing of recognizing insurance reimbursements has differed from the timing of recognizing the associated expenses. We expect to incur significant legal and other professional services expenses associated with the Cyber Incident in future periods. The Cyber Incident results in operating expenses that we would not have otherwise incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance. We expect to continue to invest significantly in cybersecurity, and such additional investments are not included in the net Cyber Incident costs reported.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP cost of revenue and non-GAAP operating income, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the weighted average outstanding diluted common shares.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income (loss), excluding amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense and related employer-paid payroll taxes, restructuring costs, acquisition and other costs, Cyber Incident costs, net, interest expense, net, debt-related costs including fees related to our credit agreements, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements. Additionally, adjusted EBITDA: excludes the impact of restructuring impairment charges related to exited leased facilities which may continue to require future cash rent payments; does not reflect changes in, or cash requirements for, our working capital needs; does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and does not reflect tax payments that may represent a reduction in cash available to us. Other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition and other costs, restructuring costs, Cyber Incident costs, net, employer-paid payroll taxes on stock awards and other one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Other Defined Terms
Subscription Annual Recurring Revenue (Subscription ARR). Subscription ARR represents the annualized recurring value of all active subscription contracts at the end of a reporting period.
Total Annual Recurring Revenue (Total ARR). Total ARR represents the sum of Subscription ARR and the annualized value of all maintenance contracts related to perpetual licenses active at the end of a reporting period assuming those contracts are renewed at their existing terms.
We use Subscription ARR and Total ARR to better understand and assess the performance of our business, as our mix of revenue generated from recurring revenue has increased in recent years. Subscription ARR and Total ARR each provides a normalized view of customer retention, renewal and expansion, as well as growth from new customers. Subscription ARR and Total ARR should each be viewed independently of revenue and deferred revenue and are not intended to be combined with or to replace either of those items.

#SWIfinancials
About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of simple, powerful, secure observability and IT management software built to enable customers to accelerate their digital transformation. Our solutions provide organizations worldwide—regardless of type, size, or complexity—with a comprehensive and unified view of today’s modern, distributed, and hybrid network environments. We continuously engage IT service and operations professionals, DevOps and SecOps professionals, and Database Administrators (DBAs) to understand the challenges they face in maintaining high-performing and highly available IT infrastructures, applications, and environments. The insights we gain from them, in places like our THWACK® community, allow us to address customers’ needs now, and in the future. Our focus on the user and our commitment to excellence in end-to-end hybrid IT management have established SolarWinds as a worldwide leader in solutions for observability, IT service management, application performance, and database management. Learn more today at www.solarwinds.com.
The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.
© 2024 SolarWinds Worldwide, LLC. All rights reserved.
CONTACTS:

Media:	Investors:
Jenne Barbour Phone: 512.498.6804 Media: pr@solarwinds.com	Tim Karaca Phone: 512.498.6739 Investors: ir@solarwinds.com

SolarWinds Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$158,845	$284,695
Short-term investments	10,705	4,477
Accounts receivable, net of allowances of $761 and $743 as of June 30, 2024 and December 31, 2023, respectively	88,111	103,455
Income tax receivable	1,024	459
Prepaid and other current assets	24,149	28,241
Total current assets	282,834	421,327
Property and equipment, net	18,852	19,669
Operating lease assets	36,182	43,776
Deferred taxes	133,690	133,224
Goodwill	2,379,739	2,397,545
Intangible assets, net	155,133	183,688
Other assets, net	52,257	51,686
Total assets	$3,058,687	$3,250,915
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,505	$9,701
Accrued liabilities and other	43,491	56,643
Current operating lease liabilities	14,225	14,925
Accrued interest payable	889	942
Income taxes payable	42,248	29,240
Current portion of deferred revenue	332,120	344,907
Current debt obligation	12,357	12,450
Total current liabilities	454,835	468,808
Long-term liabilities:
Deferred revenue, net of current portion	42,815	42,070
Non-current deferred taxes	1,896	1,933
Non-current operating lease liabilities	42,839	49,848
Other long-term liabilities	15,578	55,278
Long-term debt, net of current portion	1,195,415	1,190,934
Total liabilities	1,753,378	1,808,871
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 1,000,000,000 shares authorized and 169,377,216 and 166,637,506 shares issued and outstanding as of June 30, 2024 and December 31, 2023 respectively	169	167
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	2,546,118	2,688,854
Accumulated other comprehensive loss	(48,767)	(28,103)
Accumulated deficit	(1,192,211)	(1,218,874)
Total stockholders’ equity	1,305,309	1,442,044
Total liabilities and stockholders’ equity	$3,058,687	$3,250,915

SolarWinds Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Subscription	$70,033	$53,389	$138,790	$107,746
Maintenance	110,306	116,056	222,026	230,534
Total recurring revenue	180,339	169,445	360,816	338,280
License	12,911	15,589	25,745	32,730
Total revenue	193,250	185,034	386,561	371,010
Cost of revenue:
Cost of recurring revenue	18,481	18,533	36,653	36,927
Amortization of acquired technologies	1,767	3,425	4,431	6,861
Total cost of revenue	20,248	21,958	41,084	43,788
Gross profit	173,002	163,076	345,477	327,222
Operating expenses:
Sales and marketing	55,304	59,838	110,225	125,754
Research and development	26,399	24,081	54,227	47,872
General and administrative	30,321	34,418	61,629	60,019
Amortization of acquired intangibles	11,492	12,094	23,011	25,099
Total operating expenses	123,516	130,431	249,092	258,744
Operating income	49,486	32,645	96,385	68,478
Other income (expense):
Interest expense, net	(28,047)	(29,443)	(54,877)	(58,024)
Other income (expense), net	(61)	13	(10)	(76)
Total other expense	(28,108)	(29,430)	(54,887)	(58,100)
Income before income taxes	21,378	3,215	41,498	10,378
Income tax expense	10,274	2,955	14,835	15,739
Net income (loss)	$11,104	$260	$26,663	$(5,361)
Net income (loss) available to common stockholders	$11,104	$260	$26,663	$(5,361)
Net income (loss) available to common stockholders per share:
Basic income (loss) per share	$0.07	$—	$0.16	$(0.03)
Diluted income (loss) per share	$0.06	$—	$0.15	$(0.03)
Weighted-average shares used to compute net income (loss) available to common stockholders per share:
Shares used in computation of basic income (loss) per share	168,768	164,193	168,093	163,487
Shares used in computation of diluted income (loss) per share	172,562	165,386	172,109	163,487

SolarWinds Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net income (loss)	$26,663	$(5,361)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	37,794	43,132
Provision for losses on accounts receivable	83	1,293
Stock-based compensation expense	37,526	34,494
Amortization of debt issuance costs	5,360	5,361
Deferred taxes	(4,371)	(3,593)
(Gain) loss on foreign currency exchange rates	(162)	116
Lease impairment charges	2,141	11,689
Other non-cash expenses (benefit)	(135)	245
Changes in operating assets and liabilities:
Accounts receivable	14,009	15,873
Income taxes receivable	(584)	(999)
Prepaid and other assets	4,844	(9,522)
Accounts payable	(165)	(3,048)
Accrued liabilities and other	(15,037)	(29,736)
Accrued interest payable	(53)	(272)
Income taxes payable	(26,575)	(6,171)
Deferred revenue	(7,944)	(3,734)
Net cash provided by operating activities	73,394	49,767
Cash flows from investing activities
Purchases of investments	(18,945)	(988)
Maturities of investments	12,922	26,535
Purchases of property and equipment	(3,932)	(1,387)
Capitalized software development costs	(6,996)	(6,759)
Purchases of intangible assets	(170)	(108)
Other investing activities	—	564
Net cash provided by (used in) investing activities	(17,121)	17,857
Cash flows from financing activities
Proceeds from issuance of common stock under employee stock purchase plan	1,594	1,711
Repurchase of common stock	(14,270)	(10,167)
Exercise of stock options	12	112
Dividends paid	(168,162)	—
Repayments of borrowings from credit agreement	—	(3,113)
Payment of debt issuance costs	(1,036)	—
Net cash used in financing activities	(181,862)	(11,457)
Effect of exchange rate changes on cash and cash equivalents	(261)	(711)
Net increase (decrease) in cash and cash equivalents	(125,850)	55,456
Cash and cash equivalents
Beginning of period	284,695	121,738
End of period	$158,845	$177,194

	Six Months Ended June 30,
	2024	2023
Supplemental disclosure of cash flow information
Cash paid for interest	$54,285	$54,935
Cash paid for income taxes	$43,795	$24,140

Non-cash investing and financing transactions
Stock-based compensation included in capitalized software development costs	$565	$644

SolarWinds Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(in thousands, except margin data)
GAAP cost of revenue	$20,248	$21,958	$41,084	$43,788
Stock-based compensation expense and related employer-paid payroll taxes	(617)	(551)	(1,207)	(1,070)
Amortization of acquired technologies	(1,767)	(3,425)	(4,431)	(6,861)
Restructuring costs	—	—	(39)	(377)
Non-GAAP cost of revenue	$17,864	$17,982	$35,407	$35,480

GAAP gross profit	$173,002	$163,076	$345,477	$327,222
Stock-based compensation expense and related employer-paid payroll taxes	617	551	1,207	1,070
Amortization of acquired technologies	1,767	3,425	4,431	6,861
Restructuring costs	—	—	39	377
Non-GAAP gross profit	$175,386	$167,052	$351,154	$335,530
GAAP gross margin	89.5%	88.1%	89.4%	88.2%
Non-GAAP gross margin	90.8%	90.3%	90.8%	90.4%

GAAP sales and marketing expense	$55,304	$59,838	$110,225	$125,754
Stock-based compensation expense and related employer-paid payroll taxes	(5,895)	(6,190)	(11,097)	(11,726)
Restructuring costs	(154)	(43)	(1,062)	(2,617)
Non-GAAP sales and marketing expense	$49,255	$53,605	$98,066	$111,411

GAAP research and development expense	$26,399	$24,081	$54,227	$47,872
Stock-based compensation expense and related employer-paid payroll taxes	(3,594)	(3,413)	(7,085)	(6,425)
Restructuring costs	(260)	(2)	(889)	(242)
Non-GAAP research and development expense	$22,545	$20,666	$46,253	$41,205

GAAP general and administrative expense	$30,321	$34,418	$61,629	$60,019
Stock-based compensation expense and related employer-paid payroll taxes	(9,980)	(8,389)	(19,420)	(16,479)
Acquisition and other costs	(485)	(69)	(992)	(124)
Restructuring costs	(1,327)	(7,190)	(3,125)	(14,958)
Cyber Incident costs, net	(2,104)	(580)	(5,109)	7,190
Non-GAAP general and administrative expense	$16,425	$18,190	$32,983	$35,648

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(in thousands, except margin data)
GAAP operating expenses	$123,516	$130,431	$249,092	$258,744
Stock-based compensation expense and related employer-paid payroll taxes	(19,469)	(17,992)	(37,602)	(34,630)
Amortization of acquired intangibles	(11,492)	(12,094)	(23,011)	(25,099)
Acquisition and other costs	(485)	(69)	(992)	(124)
Restructuring costs	(1,741)	(7,235)	(5,076)	(17,817)
Cyber Incident costs, net	(2,104)	(580)	(5,109)	7,190
Non-GAAP operating expenses	$88,225	$92,461	$177,302	$188,264

GAAP operating income	$49,486	$32,645	$96,385	$68,478
Stock-based compensation expense and related employer-paid payroll taxes	20,086	18,543	38,809	35,700
Amortization of acquired technologies	1,767	3,425	4,431	6,861
Amortization of acquired intangibles	11,492	12,094	23,011	25,099
Acquisition and other costs	485	69	992	124
Restructuring costs	1,741	7,235	5,115	18,194
Cyber Incident costs, net	2,104	580	5,109	(7,190)
Non-GAAP operating income	$87,161	$74,591	$173,852	$147,266
GAAP operating margin	25.6%	17.6%	24.9%	18.5%
Non-GAAP operating margin	45.1%	40.3%	45.0%	39.7%

GAAP net income (loss)	$11,104	$260	$26,663	$(5,361)
Stock-based compensation expense and related employer-paid payroll taxes	20,086	18,543	38,809	35,700
Amortization of acquired technologies	1,767	3,425	4,431	6,861
Amortization of acquired intangibles	11,492	12,094	23,011	25,099
Acquisition and other costs	485	69	992	124
Restructuring costs	1,741	7,235	5,115	18,194
Cyber Incident costs, net	2,104	580	5,109	(7,190)
Loss on extinguishment of debt	—	—	65	—
Tax expense associated with above adjustments	(4,481)	(8,140)	(10,064)	(6,478)
Non-GAAP net income	$44,298	$34,066	$94,131	$66,949

GAAP diluted earnings (loss) per share	$0.06	$—	$0.15	$(0.03)
Non-GAAP diluted earnings per share	$0.26	$0.21	$0.55	$0.41

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(in thousands, except margin data)
Net income (loss)	$11,104	$260	$26,663	$(5,361)
Amortization and depreciation	18,398	20,027	37,438	40,958
Income tax expense	10,274	2,955	14,835	15,739
Interest expense, net	28,047	29,443	54,877	58,024
Unrealized foreign currency (gains) losses	68	(68)	(162)	116
Acquisition and other costs	485	69	992	124
Debt-related costs	189	98	890	203
Stock-based compensation expense and related employer-paid payroll taxes	20,086	18,543	38,809	35,700
Restructuring costs(1)	1,741	7,235	5,115	18,194
Cyber Incident costs, net	2,104	580	5,109	(7,190)
Adjusted EBITDA	$92,496	$79,142	$184,566	$156,507
Adjusted EBITDA margin	47.9%	42.8%	47.7%	42.2%
_______
(1)Restructuring costs include non-cash lease impairment and other charges incurred in connection with the exiting of certain leased facilities of $0.9 million and $7.1 million for the three months ended June 30, 2024 and 2023, respectively, and $2.5 million and $13.9 million for the six months ended June 30, 2024 and 2023, respectively.

Reconciliation of Revenue to Non-GAAP Revenue
on a Constant Currency Basis
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Growth Rate	2024	2023	Growth Rate

	(in thousands, except percentages)
Total revenue	$193,250	$185,034	4.4%	$386,561	$371,010	4.2%
Estimated foreign currency impact(1)	253	—	0.1	(154)	—	—
Non-GAAP total revenue on a constant currency basis	$193,503	$185,034	4.6%	$386,407	$371,010	4.2%
_______
(1)The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three and six months ended June 30, 2024.

Reconciliation of Unlevered Free Cash Flow
(Unaudited)

	Six Months Ended June 30,
	2024	2023

	(in thousands)
Net cash provided by operating activities	$73,394	$49,767
Capital expenditures(1)	(11,098)	(8,254)
Free cash flow	62,296	41,513
Cash paid for interest and other debt related items	50,395	53,139
Cash paid for acquisition and other costs, restructuring costs, Cyber Incident costs, net(2), employer-paid payroll taxes on stock awards and other one-time items	12,772	26,587
Unlevered free cash flow (excluding forfeited tax shield)	125,463	121,239
Forfeited tax shield related to interest payments(3)	(14,114)	(14,283)
Unlevered free cash flow	$111,349	$106,956
_______________
(1)Includes purchases of property and equipment, capitalized software development costs and purchases of intangible assets.
(2)Includes the $26 million consolidated putative class action lawsuit settlement payment made during the six months ended June 30, 2023.
(3)Forfeited tax shield related to interest payments assumes a statutory rate of 26.0% for both the six months ended June 30, 2024 and 2023.